AMENDMENT TO
EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is executed and agreed to by and between SilverBow Resources, Inc., a Delaware corporation (the “Company”), and Sean C. Woolverton (“Executive”), effective as of April 2, 2019 (the “Amendment Effective Date”).
WHEREAS, the Company and Executive have heretofore entered into that certain Employment Agreement dated March 1, 2017 (the “Employment Agreement”); and
WHEREAS, the Company and Executive desire to amend the Employment Agreement and all stock option agreements and restricted stock unit agreements entered into between the Company and Executive prior to the Amendment Effective Date (collectively, the “Applicable Award Agreements”).
NOW, THEREFORE, in consideration of the premises set forth above and the mutual agreements set forth herein, the Company and Executive hereby agree that the Employment Agreement and the Applicable Award Agreements shall be amended as hereafter provided, effective as of the Amendment Effective Date:
1.    The following shall be added to the introductory paragraph:
The Agreement was amended effective as of April 2, 2019 (the “Amendment Effective Date”).
2.    The third sentence of Section 3(d)(i) of the Agreement shall be deleted and the following shall be substituted therefor:
“Notwithstanding the foregoing, on or following the date of a Change in Control, the outstanding unvested portion of the Option (or, if applicable, any award(s) granted in substitution for the Option by an acquiror or successor to the Company in connection with a Change in Control) shall vest in full upon the earlier to occur of (i) the termination of Employee’s employment by the Company without Cause pursuant to Section 5(b) or by Employee for Good Reason pursuant to Section 5(c) or (ii) the date that is six (6) months following such Change in Control (the “Transition Period End Date”), so long as Employee has remained continuously employed by the Company, or an acquiror or successor to the Company, from the date of such Change in Control through the Transition Period End Date.”
3.    The third sentence of Section 3(d)(ii) of the Agreement shall be deleted and the following shall be substituted therefor:
“Notwithstanding the foregoing, on or following the date of a Change in Control, all outstanding unvested Inducement RSUs (or, if applicable, any award(s)

granted in substitution for the Inducement RSUs by an acquiror or successor to the Company in connection with a Change in Control) shall vest in full upon the earlier to occur of (i) the termination of Employee’s employment by the Company without Cause pursuant to Section 5(b) or by Employee for Good Reason pursuant to Section 5(c) or (ii) the Transition Period End Date, so long as Employee has remained continuously employed by the Company or an acquiror or successor to the Company, from the date of such Change in Control through the Transition Period End Date.”
4.    Section 3(e) of the Agreement shall be deleted and the following shall be substituted therefore:
“Annual Equity Award. Employee shall be eligible to receive an annual equity award under the Equity Incentive Plan for each complete calendar year that Employee is employed by the Company hereunder (the “Annual Equity Award”). The amount and terms and conditions (including vesting) of the Annual Equity Award for any given year shall be determined by the Board (or a committee thereof) annually, in its sole discretion, based on a variety of factors, including: the market level for annual equity awards made to executives of similar companies who have similar job titles and responsibilities, the performance of the Company, and the performance of the executive, among other factors. The Annual Equity Award may consist of any of the types of awards approved for use under the Equity Incentive Plan, determined by the Board (or a committee thereof) in its sole discretion, including, but not limited to, restricted stock units subject to time-based vesting (the “Time RSUs”) and restricted stock units subject to performance-based vesting (the “Performance RSUs”). The terms and conditions (including vesting) applicable to the Annual Equity Award shall be determined by the Board (or a committee thereof) annually, in its sole discretion. Notwithstanding the foregoing, Employee shall be eligible to receive an Annual Equity Award for calendar year 2019 equal to 400% of Employee’s 2019 annualized salary (the “2019 Annual Equity Award”), contingent on (i) the approval by the Company’s shareholders at the Company’s 2019 annual meeting of the exchange of the equity awards granted to Employee in August 2018 (the “Equity Award Exchange”) and (ii) Employee’s execution of an equity award cancellation agreement consenting to the Equity Award Exchange.
On or following the date of a Change in Control, all outstanding unvested Time RSUs and Performance RSUs granted on or after the Amendment Effective Date (or, if applicable, any award(s) granted in substitution for the Time RSUs or Performance RSUs by an acquiror or successor to the Company in connection with a Change in Control) shall vest in full (which, as applied to the Performance RSUs, shall mean a number of Performance RSUs for which the performance conditions set forth in the applicable award were satisfied based on actual performance through the date of such Change in Control), in each case, upon the earlier to occur of (i) the termination of Employee’s employment by the Company without Cause pursuant to Section 5(b) or by Employee for Good Reason pursuant to Section 5(c), or (ii) the Transition Period End Date, so long as Employee has remained continuously employed by the Company, or an acquiror or successor to the Company, from the date of such Change in Control through the Transition Period End Date. Other than the 2017 Guaranteed Annual Equity Award and the 2017 Performance Annual Equity Award, future Annual Equity Awards granted to Employee shall be in the sole discretion of the Board (or a committee thereof).”
5.    Section 5(c) of the Agreement shall be deleted and the following shall be substituted therefor:
“Employee’s Right to Terminate for Good Reason. Employee shall have the right to terminate Employee’s employment with the Company for “Good Reason” (1) at any time pursuant to a condition described in Section 5(c)(i), (ii), (iv) or (v) and (2) for the condition described in Section 5(c)(iii), at any time prior to a Change in Control and, on or following a Change in Control, on or following the date that is at least ninety (90) days after such Change in Control. For purposes of this Agreement, “Good Reason” shall mean:
(i)    A material diminution in Employee’s Base Salary or target Annual Bonus;
(ii)    the relocation of the geographic location of Employee’s principal place of employment to a location more than twenty five (25) miles outside the greater Houston, Texas metropolitan area (excluding reasonably required business travel in connection with the performance of Employee’s duties under this Agreement);
(iii)    a material diminution in Employee’s position, authority, responsibilities or duties;
(iv)    any material breach by the Company of any provision of this Agreement; or
(v)    non-renewal by the Company of the then-existing Initial Term or Renewal Term pursuant to Section 4.
Notwithstanding the foregoing provisions of this Section 5(c) or any other provision of this Agreement to the contrary, any assertion by Employee of a termination for Good Reason due to a condition described in Section 5(c)(i), (ii), (iii) or (iv) shall not be effective unless all of the following conditions are satisfied: (A) the condition giving rise to Employee’s termination of employment must have arisen without Employee’s consent, (B) Employee must provide written notice to the Board of the existence of such condition(s) within ninety (90) days of the initial existence of such condition(s), (C) the condition(s) specified in such notice must remain uncorrected for thirty (30) days following the Board’s receipt of such written notice, and (D) the date of Employee’s termination of employment must occur within ninety (90) days following the Board’s receipt of such notice; provided, however, that, with respect to the assertion of a condition described in Section 5(c)(iii) that occurs within ninety (90) days following a Change in Control, the date of Employee’s termination of employment must occur within ninety (90) days following the date that is ninety (90) days following such Change in Control. Further notwithstanding the foregoing provisions of this Section 5(c) or any other provision of this Agreement to the contrary, any assertion by Employee of a termination for Good Reason due to the condition described in Section 5(c)(v) need not satisfy the conditions described in the preceding sentence.”
6.    The parenthetical in clause (x) of Section 6(d) of the Agreement, shall be revised to read as follows:
“(with any outstanding stock options remaining exercisable, without regard to such termination of employment, for 60 days following the Termination Date; provided, however, that if the Termination Date occurs on or following a Change in Control, the stock options will remain exercisable for a period of two (2) years following the Termination Date)”
7.    The address in Section 18 for providing notice to the Company shall be revised to read as follows:
“SilverBow Resources, Inc.
c/o Christopher M. Abundis, Senior Vice President, General Counsel and Secretary
575 N. Dairy Ashford, Suite 1200
Houston, TX 77079
Email: [address redacted]”
8.    To the extent that the terms of the Applicable Award Agreements (or any portion thereof) conflict with the terms of this Amendment, the Applicable Award Agreements are hereby deemed to be amended to reflect the terms of this Amendment.
9.    All references to Swift Energy Company shall be deemed to refer to SilverBow Resources, Inc.
10.    Except as expressly modified by this Amendment, the terms of the Agreement and the applicable shall remain in full force and effect and are hereby confirmed and ratified.
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Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first set forth above.
EMPLOYEE

/s/ Sean C. Woolverton
Sean C. Woolverton

SILVERBOW RESOURCES, INC.

By: /s/ Christopher M. Abundis	Name: Christopher M. Abundis Title: Senior Vice President, General Counsel
and Secretary

SIGNATURE PAGE TO
AMENDMENT TO
EMPLOYMENT AGREEMENT